Exhibit 99.1

Applied DNA Reports First Quarter Fiscal 2023 Financial Results
- Total Revenues of $5.3 Million, Up 48% Over FQ4 2022 and 26% Over FQ1 2022, 72% and 74% Reduction in Operating Loss, Respectively -

- Included Orders for R&D Quantities of linearDNA™ from New Biopharma Customers -

- Maintains Timeline to cGMP Capacity, Initiates Build-out of Cost-Efficient Facility -

- Business Update Conference Call/Webcast Scheduled for Today at 4:30 PM ET -

STONY BROOK, N.Y. – February 9, 2023 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for the first quarter of fiscal 2023, ended December 31, 2022.

“Applied DNA delivered a solid start to the fiscal year with sequential and year-over-year revenue growth driven by molecular diagnostic testing demand at ADCL, our clinical laboratory subsidiary, several orders for linearDNA™, including a pair of orders from first-time biopharma customers for mRNA research and development use, and from deferred textile DNA tagging revenue,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “Our top-line performance was paired with a 72% and 74% reduction in operating loss sequentially and year-over-year, respectively, due in part to higher testing volumes coupled with cost management actions previously taken at ADCL.

“We also achieved progress on our strategic priority of establishing linearDNA and our LinearDNA™ platform as the common denominator for the manufacture of the next generation of nucleic acid-based therapies while working to concurrently position ADCL and our supply chain traceability businesses for profitable growth and positive cash flows,” continued Dr. Hayward. “Since the launch of our linearDNA IVT template production offering last summer, interest has grown steadily as the industry gains an appreciation for our capacity for high quality, enzymatically produced template to meet therapy developers’ need for this critical mRNA manufacturing starting material. Concurrently, the industry’s clinical interest in mRNA extends beyond COVID-19 vaccines to new applications for mRNA, such as personalized cancer treatments and other therapeutic uses. Our linearDNA IVT templates can be produced rapidly with chemical modifications and highly homogeneous poly(T) tails that we believe are very well suited to support this next chapter in mRNA therapeutics.

“Our linearDNA activities were also centered on fine-tuning our platform and forging relationships with platform materials partners to create a rapid, end-to-end production platform to capture commercial-scale IVT templating and, potentially, mRNA production opportunities empowered by the unique qualities of linearDNA. To that end, we remain committed to our timeline to building a cGMP manufacturing facility by the end of the current calendar year but are pivoting to a cost-efficient footprint within our corporate headquarters that maintains our ability to produce cGMP-grade product for current and prospective customers to validate for use in clinical trials. We also plan to leverage our platform advantages in the coming months to offer industry-leading DNA-sequence-to-IVT-template turnaround times.”

Concluded Dr. Hayward, “At ADCL, we believe we are well positioned to leverage the population health platform we built during the pandemic to propel this subsidiary into the genetic testing marketplace of the future. Approaching enterprise customers with a reference lab model differentiates ADCL from those labs struggling to gain reimbursement from third parties and insurance companies. We have successfully completed our clinical validation and data analysis for our pharmacogenomics (PGx) testing panel and plan to file our validation package with New York State Department of Health in the coming weeks. Prospective PGx customer feedback has been very encouraging and gives us confidence that PGx testing can be a profitable post-pandemic path forward. In our supply chain traceability business, we continued to add CertainT® platform customers for isotopic analysis testing, which is an excellent complement to DNA tagging. We are encouraged by the macro environment for textile material provenance testing following the recent passage of the federal Omnibus Bill that increases funding for compliance with the Uyghur Forced Labor Prevention Act.”

First Quarter Fiscal 2023 Financial Highlights:

•	Total revenues increased 26% to $5.3 million, which included $4.5 million in clinical laboratory service revenues (COVID-19 testing revenue). This compares with total revenues of $4.2 million in the prior fiscal year period, which included $3.2 million of clinical laboratory service revenues.

The year-over-year increase was offset by a decrease in product revenues of $310 thousand due to a decrease in sales of our molecular diagnostics (MDx) test kits and supplies.

•	Gross profit was $2.4 million, or 45%, compared to $1.1 million, or 27%, in the prior fiscal year period. The improvement in gross margin was primarily the result of an improved gross profit margin for our MDx testing service. This improvement was the result of higher testing volumes, coupled with cost management efforts for our contracts where we also provide and staff the test collection centers. To a lesser extent, the improvement in gross profit for the current period was due to the prior fiscal year period having a high COVID-19 positivity rate, which resulted in our clinical laboratory having to reduce the test pooling size, which increased the cost of consumables per sample, therefore having a negative impact on gross profit.

•	Total operating expenses were $3.6 million compared to $5.8 million in the prior fiscal year period, reflecting a decrease in stock-based compensation expense of $1,6 million, primarily relating to officer stock option grants during the first three months of fiscal 2022, that vested immediately, as well as to the annual non-employee board of director grant that vests one-year from the date of grant. The remainder of the decrease primarily relates to a decrease in bad debt expense of $300,000 for the collection of an outstanding receivable that was previously fully reserved for.

•	Operating loss was $1.2 million compared to an operating loss of $4.7 million in the prior fiscal year period.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $1.1 million compared to negative $2.7 million in the prior fiscal year period. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents stood at $12.9 million on December 31, 2022, compared with $15.2 million as of September 30, 2022.

•	Our current warrants outstanding on December 31, 2022, stood at 7.3 million. Approximately 2.2 million of these warrants have exercise prices ranging from $2.80 to $2.84 per warrant share, which, if exercised, could result in exercise proceeds to the Company of approximately $6.3 million; 5.1 million of these warrants have an exercise price of $4.00 per warrant share, which, if exercised, could result in total exercise proceeds of approximately $20.3 million. Of the 5.1 million warrants, 2.1 million expire in September 2023, which, if exercised, would total proceeds of $8.4 million.

First Quarter Fiscal 2023 Conference Call Information

The Company will hold a conference call and webcast to discuss its first quarter of fiscal year 2023 financial results on Thursday, February 9, 2023, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	Canadian callers (toll free): 866-605-3852

•	International callers: 412-317-6798

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=gZ93PCbr

Telephonic replay (available 1 hour following the conclusion of the live call through February 16, 2023):

•	Domestic callers (toll free): 1-877-344-7529

•	Canadian callers (toll free): 1-855-669-9658

•	Participant Passcode: 2079390

An accompanying slide presentation will be embedded in the webcast (live and replay) and can also be accessed in the ‘Company Events' section of the 'News & Events' tab of the Applied DNA investor relations website at https://investors.adnas.com/

Information about Non-GAAP Financial Measures

As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

"EBITDA"- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

"Adjusted EBITDA"- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company's common stock is listed on NASDAQ under ticker symbol 'APDN,' and its publicly traded warrants are listed on OTC under ticker symbol 'APPDW.'

Forward-Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from any diagnostic testing contract, limited market acceptance for its supply chain security products and services, whether any of Applied DNA's or its customers therapeutic candidates utilizing the linearDNA platform will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (FDA),  the U.S. Department of Agriculture (USDA)  or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval as therapeutic products from the FDA, the USDA or equivalent foreign regulatory agencies, the unknown duration of the COVID-19 public health emergency, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including its  Annual Report on Form 10-K filed on December 14, 2022, as amended,  its 10-Q filed on February 9, 2023, and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2022	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$12,877,179	$15,215,285
Accounts receivable, net of allowance of $40,831 and $330,853 at December 31, 2022 and September 30, 2022, respectively	4,053,477	3,067,544
Inventories	477,014	602,244
Prepaid expenses and other current assets	924,682	1,058,056
Total current assets	18,332,352	19,943,129

Property and equipment, net	1,865,772	2,222,988
Other assets:
Deposits	98,987	98,997
Total assets	$20,297,111	$22,265,114

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$3,056,123	$3,621,751
Deferred revenue	273,880	563,557
Total current liabilities	3,330,003	4,185,308

Long term accrued liabilities	31,467	31,467
Warrants classified as a liability	7,777,200	5,139,400
Total liabilities	11,138,670	9,356,175

Commitments and contingencies (Note F)

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of December 31, 2022 and September 30, 2022, 12,908,520 shares issued and outstanding as of December 31, 2022 and September 30, 2022	12,909	12,909
Additional paid in capital	305,492,756	305,399,008
Accumulated deficit	(296,343,460)	(292,500,088)
Applied DNA Sciences, Inc. stockholders’ equity:	9,162,205	12,911,829
Noncontrolling interest	(3,764)	(2,890)
Total equity	9,158,441	12,908,939

Total liabilities and equity	$20,297,111	$22,265,114

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
	2022	2021
Revenues
Product revenues	$516,396	$826,311
Service revenues	232,061	139,273
Clinical laboratory service revenues	4,514,295	3,200,122
Total revenues	5,262,752	4,165,706

Cost of product revenues	365,378	434,929
Cost of clinical laboratory service revenues	2,519,691	2,621,639
Total cost of revenues	2,885,069	3,056,568

Gross profit	2,377,683	1,109,138

Operating expenses:
Selling, general and administrative	2,625,357	4,735,619
Research and development	971,304	1,080,096
Total operating expenses	3,596,661	5,815,715

LOSS FROM OPERATIONS	(1,218,978)	(4,706,577)

Interest income, net	3,686	273
Unrealized loss on change in fair value of warrants classified as a liability	(2,637,800)	—
Other income (expense), net	8,846	(14,607)

Loss before provision for income taxes	(3,844,246)	(4,720,911)

Provision for income taxes	—	—

NET LOSS	(3,844,246)	(4,720,911)

Less: Net loss (income) attributable to noncontrolling interest	874	(855)
NET LOSS attributable to Applied DNA Sciences, Inc.	$(3,843,372)	$(4,721,766)

Net loss per share attributable to common stockholders-basic and diluted	$(0.30)	$(0.63)

Weighted average shares outstanding- basic and diluted	12,908,520	7,486,120

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended December 31,
	2022	2021
Net Loss	$(3,844,246)	$(4,720,911)
Interest income, net	(3,686)	(273)
Depreciation and amortization	338,918	320,751
Provision for bad debt	(290,022)	10,000
Unrealized loss on change in fair value of warrants classified as a liability	2,637,800	-
Stock based compensation expense	93,748	699,920
Total non-cash items	2,776,758	2,030,398
Consolidated Adjusted EBITDA loss (non-GAAP)	$(1,067,488)	$(2,690,513)

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